TRANSMONTAIGNE INC.
                      TRANSMONTAIGNE PRODUCT SERVICES INC.
                  TRANSMONTAIGNE PRODUCT SERVICES MIDWEST INC.
                   TRANSMONTAIGNE TRANSPORTATION SERVICES INC.
                          TRANSMONTAIGNE PIPELINE INC.
                         TRANSMONTAIGNE TERMINALING INC.
                              BEAR PAW ENERGY INC.
                               2750 Republic Plaza

                             370 Seventeenth Street

                             Denver, Colorado 80202

                               AMENDMENT NO. 3 OF
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                             As of December 31, 1999




BANKBOSTON, N.A.,
   as Agent under the Credit Agreement
   defined herein

100 Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

     Each of TransMontaigne Inc. (the "Company") and TransMontaigne Product Services Inc., each a Delaware corporation, TransMontaigne Product Services Midwest Inc., TransMontaigne Transportation Services Inc., TransMontaigne Pipeline Inc. and TransMontaigne Terminaling Inc., each an Arkansas corporation, and Bear Paw Energy Inc., a Colorado corporation, hereby agrees with you as follows:



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1. Reference to Credit Agreement and Definitions. Reference is made to the Third
Amended and Restated Credit Agreement dated as of June 29, 1999, as amended by Amendment No. 1 thereto dated as of June 29, 1999 and Amendment No. 2 thereto dated as of September 30, 1999, as from time to time in effect, among the Company, the Guarantors named therein, BankBoston, N.A., for itself and as Agent, Bank of America, N.A. (formerly known as NationsBank, N.A.), for itself and as Documentation Agent, First Union National Bank, as Syndication Agent, and the other Lenders from time to time party thereto (the "Credit Agreement").
Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

2. Recitals. The Company and the Guarantors have requested that the Credit Agreement be amended to permit the sale of all of the stock of Bear Paw Energy Inc. The Company and the Guarantors also have advised the Lenders that Events of Default under Sections 6.5.1 and 6.5.4 of the Credit Agreement occurred as of December 31, 1999 and an Event of Default under Section 6.5.5 of the Credit Agreement may have occurred as of December 31, 1999 and have requested a temporary waiver of such Events of Default, effective only until February 22, 2000.

3. Amendments. The Credit Agreement is hereby amended, effective as of the date hereof (except as otherwise stated in Section 3.9 below), as follows:

3.1.     Section 1 of the Credit Agreement is amended by adding thereto a new
Section 1.37A reading in its entirety as follows:

                  1.37A. "Consolidated Net Total Liabilities" means on any date the difference (which may be a negative number) of (a) the Consolidated Total Liabilities on such date of the Company and its Subsidiaries, including therein the outstanding principal amount, if any, of the Revolving Loan and the Swingline Loan and the outstanding Letter of Credit Exposure and excluding therefrom all Indebtedness of the Company and its Subsidiaries to the extent that such Indebtedness is secured by moneys available to be drawn under a Letter of Credit, minus (b) the Consolidated Current Assets of the Company and its Subsidiaries as of such date; provided that for purposes of clause (b) of this definition, Consolidated Current Assets shall include cash and Cash Equivalents.

3.2. Section 1 of the Credit Agreement is further amended by adding thereto a new Section 1.103A reading in its entirety as follows:

                  1.103A. "Net Sale Proceeds" means, with respect to the sale of stock or substantially all of the assets of Bear Paw Energy Inc. permitted by Section 6.11.5, the cash proceeds received by the Company and its Subsidiaries on the closing date of such sale (including the portion attributable to growth capital expenditures made since June 30,
         1999), without reference to any working capital adjustment required to be made on a post-closing basis, less reasonable transaction costs of the Company and its Subsidiaries paid from the proceeds of such sale (which costs shall not exceed $500,000).

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3.3.     Section 2.1.1 of the Credit Agreement is amended to read in its entirety as follows:

                  2.1.1. Revolving Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Restatement Date and prior to the Final Maturity Date the Lenders will, severally in accordance with their respective Revolving Loan Percentage Interests, make loans to the Company in such amounts as may be requested by the Company in accordance with Section
         2.1.3. The sum of the aggregate principal amount of loans made under this Section 2.1.1 at any one time outstanding plus the Swingline Loan plus the Letter of Credit Exposure shall in no event exceed the Maximum Amount of Revolving Credit, and no advance shall be made under this
         Section 2.1.1 if immediately after such advance a Default would exist under Section 6.5.6. In no event will the principal amount of loans at any one time outstanding made by any Lender pursuant to this Section
         2.1 exceed such Lender's Commitment.

3.4. Section 2.1.2 of the Credit Agreement is amended to read in its entirety as follows:

                  2.1.2. Maximum Amount of Revolving Credit. The term "Maximum Amount of Revolving Credit" means the lesser of (a) $300,000,000 or (b) the amount (in an integral multiple of $1,000,000 equal to or greater than $10,000,000) to which the then applicable amount set forth in clause (a) shall have been irrevocably reduced from time to time by notice from the Company to the Agent.

3.5. Section 2.2.1 of the Credit Agreement is amended to read in its entirety as follows:

                  2.2.1. Swingline Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Restatement Date and prior to the Final Maturity Date, the Swingline Lender will make loans to the Company in such amounts as may be requested by the Company in accordance with Section 2.2.2. The sum of the aggregate principal amount of loans made under this Section
         2.2 at any one time outstanding plus the Revolving Loan plus the Letter of Credit Exposure shall in no event exceed the Maximum Amount of Revolving Credit, and no advance shall be made under this Section 2.2.1 if immediately after such advance a Default would exist under Section
         6.5.6. In no event will the principal amount of loans made pursuant to this Section 2.2 at any one time outstanding exceed $20,000,000.

3.6. Section 2.4.1 of the Credit Agreement is amended by amending the first proviso thereto to read in its entirety as follows:

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         provided, that the sum of the Letter of Credit Exposure plus the
         Revolving Loan plus the Swingline Loan shall in no event exceed the Maximum Amount of Revolving Credit and that no Letter of Credit shall be issued under this Section 2.4.1 if immediately after such issuance a Default would exist under Section 6.5.6.

3.7. New Section 4.2.3 is added to the Credit Agreement immediately following Section 4.2.2 and shall read as follows:

                  4.2.3. Sale of Bear Paw Energy Inc. If the Company sells all of the stock or substantially all of the assets of Bear Paw Energy Inc. pursuant to Section 6.11.5 herein, then on the closing day of such sale, the Company shall apply a portion of the proceeds of such sale equal to the Net Sale Proceeds thereof minus the amount to be paid in respect of the Indebtedness of the Company permitted by Section 6.6.12, as provided in Section 6.11.5 to prepay a portion of the Term Loan (which shall include the payment of any additional interest required by Section 3.2.4 with respect to any early termination of Eurodollar Pricing Options and of a prepayment premium in an amount equal to one-half of one percent (0.50%) of the principal amount prepaid); provided, that the amount so paid in respect of the Term Loan shall not be less than $95,000,000. The Company shall give the Agent at least three Banking Days prior notice of its intention to prepay, specifying the date of payment, the total amount of the Term Loan to be paid on such date and the amount of interest to be paid with such prepayment.

3.8. Section 4.3 is hereby amended by adding thereto a new proviso reading in its entirety as follows:

         provided, however, if a prepayment of a portion of the Term Loan is made pursuant to Section 4.2.3, then each of the scheduled required prepayments herein will be reduced by a percentage equal to the product of (a) 100 and (b) the quotient arrived at by dividing the principal portion of the Term Loan so prepaid by the total principal amount of the Term Loan outstanding immediately prior to such prepayment.

3.9. Effective as of January 13, 2000, new Section 6.5.6 is added to the Credit Agreement, reading in its entirety as follows:

                  6.5.6. Consolidated Net Total Liabilities. At no time shall the Consolidated Net Total Liabilities of the Company and its Subsidiaries exceed $85,000,000.

3.10. Section 6.8.10 of the Credit Agreement is amended to read in its entirety as follows:


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                  6.8.10. Liens on the Credit Security securing the Funded Debt permitted by Section 6.6.12, but only so long as such Liens are on parity with or subordinate to the Liens on the Credit Security that secure the Credit Obligations.

3.11. Section 6.11 is amended by adding immediately following Section 6.11.4 a new Section 6.11.5 reading in its entirety as follows:

                  6.11.5. The Company may, no later than January 31, 2000, sell all of the stock or substantially all of the assets of Bear Paw Energy Inc. for not less than $120,000,000 in Net Sale Proceeds; provided, that a portion of the Net Sale Proceeds of such sale shall be applied to prepay not more than $25,000,000 of the principal of the Indebtedness of the Company permitted by Section 6.6.12 and any related yield maintenance payment requirements, and the remainder of such Net Sale Proceeds shall be applied to the Term Loan as required by Section 4.2.3.

3.12. Section 8.1.2 of the Credit Agreement is amended to read in its entirety as follows:

                  8.1.2. Specified Covenants. The Company or any of its Subsidiaries shall fail to perform or observe any of the provisions of
         Section 6.2.5, 6.4.6, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.16
         or 6.19.

4. Waiver. Effective as of the date hereof, any Event of Default under Section 6.5.1, 6.5.4 or 6.5.5 of the Credit Agreement existing on December 31, 1999 or for the period ending on December 31, 1999 is hereby waived, except that such waiver shall lapse and be of no further force and effect as of the close of business, Denver time, on February 22, 2000.

5. Representations and Warranties. In order to induce you to enter into this Amendment, each of the Obligors hereby represents and warrants that each of the representations and warranties contained in Section 7 of the Credit Agreement is true and correct on the date hereof and that there has been provided to the Agent an accurate and complete copy (including exhibits) of the Agreement and Plan of Merger dated December 27, 1999 among Bear Paw Energy Inc., the Company and BPE Acquisition, LLC and that such agreement is in full force and effect.

6. Conditions to Effectiveness. Acceptance of the foregoing amendments and waivers shall be subject, without limitation, to the following conditions:


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          (a) the Master Shelf Agreement dated as of April 17, 1997 between the
          Company and The Prudential Insurance Company of America and affiliates thereunder shall have been amended and waived to reflect the amendments and waivers to the Credit Agreement made herein, such amendment and waiver to be satisfactory in form and substance to the Agent; and

          (b) after giving effect to the amendments and waivers effected hereby, no Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

7. Additional Credit Security. As soon as possible, each of the Company and its Subsidiaries (excluding Bear Paw Energy Inc.) shall enter into a security agreement granting to the Agent acting as collateral agent on behalf of the Lenders and on behalf of the lenders under the Master Shelf Agreement referred to in Section 6(a) above a security interest in all of the accounts, inventory, general intangibles and other personal property of the Company and such Subsidiaries, in which security agreement the Company and such Subsidiaries shall agree, among other things, to perfect such security interests as soon as possible and to convey to the Agent acting in such capacity deeds of trust and/or mortgages on all of their real property; and such agreement shall be satisfactory in form and substance to the Agent and accompanied by such corporate certificates and legal opinions as the Agent shall require. The Credit Security granted thereunder shall be shared on a parity basis between the Credit Obligations and the Indebtedness permitted by Section 6.6.12 of the Credit Agreement in the same manner as currently provided in the Intercreditor Agreement. The Agent is authorized to enter into the agreements contemplated by this Section 7 on behalf of the Lenders and on behalf of itself acting as collateral agent, and in so acting shall be entitled to all of the protections afforded by the Credit Agreement.

8. Release of Bear Paw. Upon the sale of all of the stock or substantially all of the assets of Bear Paw Energy Inc. as permitted by Section 6.11.5 of the Credit Agreement as amended hereby, the Agent shall return to the Company the stock certificate representing the Company's ownership of 10,000 shares of the common stock of Bear Paw Energy Inc. being held as security under the Credit Agreement, and Bear Paw Energy Inc. shall be released as a Guarantor under the Credit Agreement as amended hereby. The Agent shall provide such written evidence or acknowledgment of such releases as the Company may reasonably request.

9. Consents of Lenders. The Agent represents and warrants that it has received consents to the foregoing amendments executed by the Required Lenders.

10. Miscellaneous. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, shall be a Credit Document, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation.

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         If the foregoing corresponds with your understanding of our agreement, please sign this letter and the accompanying copies thereof in the appropriate space below and return the same to the undersigned.

                               Very truly yours,

                               TRANSMONTAIGNE INC.


                               By /s/ Donald H. Anderson
                                  ----------------------
                                  Donald H. Anderson, President

                               TRANSMONTAIGNE PRODUCT SERVICES INC.
                               TRANSMONTAIGNE PRODUCT SERVICES
                                    MIDWEST INC.
                               TRANSMONTAIGNE TRANSPORTATION
                                    SERVICES INC.
                               TRANSMONTAIGNE PIPELINE INC.
                               TRANSMONTAIGNE TERMINALING INC.
                               BEAR PAW ENERGY INC.


                               By /s/ Donald H. Anderson
                                  ----------------------
                                  Donald H. Anderson, Chief Executive Officer
                                  of each of the foregoing corporations

The foregoing Amendment No. 3 is hereby agreed to:

BANKBOSTON, N.A.,
as Agent under the Credit Agreement

By:/s/ Terrance Ronan
   -----------------------------
   Authorized Officer - Director


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